Exhibit 99.1

Stellar Biotechnologies Announces Pricing of $6.75 Million Registered Direct Offering

PORT HUENEME, CA -- 6/30/16 -- Stellar Biotechnologies, Inc. ("Stellar" or "the Company") (NASDAQ: SBOT), the leader in sustainable manufacture of Keyhole Limpet Hemocyanin ("KLH"), announced today that it has entered into definitive agreements to sell 1,687,500 common shares in a registered direct offering and unregistered warrants to purchase up to 1,265,625 unregistered common shares in a private placement.  The combined purchase price for one registered common share and one unregistered warrant to purchase 0.75 of an unregistered common share will be $4.00.  The warrants have an exercise price of $4.50 per full share, are non-exercisable for 6 months and will terminate 5 years from the time the warrants are first exercisable.  The closing of the offering is expected to occur on or about July 6, 2016, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the exclusive placement agent for the offering.

Stellar intends to use the net proceeds from the offering for research and development activities, operating costs, capital expenditures and for general corporate purposes, including working capital.

The common shares are being offered by Stellar pursuant to a shelf registration statement on Form S-3 (file no. 333-203595), which was declared effective on May 8, 2015 by the Securities and Exchange Commission (SEC). The common shares may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement relating to the offering of the common shares will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov.  The warrants and the common shares issuable upon exercise of the warrants are being offered in a separate private placement under Section 4(a)(2) under the Securities Act of 1933 (the "Securities Act"), and Rule 506(c) promulgated thereunder and have not been registered under the Securities Act.  The Company has agreed to file one or more registration statements with the SEC covering the resale of the common shares issuable upon exercise of the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Stellar Biotechnologies

Stellar Biotechnologies, Inc. (NASDAQ: SBOT) is the leader in sustainable manufacture of Keyhole Limpet Hemocyanin (KLH), an important immune-stimulating protein used in wide-ranging therapeutic and diagnostic markets. KLH is both an active pharmaceutical ingredient (API) in many new immunotherapies (targeting cancer, immune disorders, Alzheimer's and inflammatory diseases) as well as a finished product for measuring immune status. Stellar Biotechnologies is unique in its proprietary methods, facilities, and KLH technology. We are committed to meeting the growing demand for commercial-scale supplies of GMP grade KLH, ensuring environmentally sound KLH production, and developing KLH-based active immunotherapies.

Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "would," "could," "should," "might," "potential," or "continue" and variations or similar expressions. Readers should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. There can be no assurance that forward-looking statements will prove to be accurate, as all such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or future events to differ materially from the forward-looking statements. Such risks include, but may not be limited to: general economic and business conditions; technology changes; competition; changes in strategy or development plans; availability of funds and resources; governmental regulations and the ability or failure to comply with governmental regulations; the timing of the Company's or its partners' anticipated results, including in connection with clinical trials; the ability to meet the goals of the Company's joint ventures and strategic partnerships; and other factors referenced in the Company's filings with securities regulators. For a discussion of further risks and uncertainties related to the Company's business, please refer to the Company's public company reports filed with the B.C. Securities Commission and the U.S. Securities and Exchange Commission. All forward-looking statements are made as of the date hereof and are subject to change. Except as required by law, the Company assumes no obligation to update such statements. This press release does not constitute an offer or solicitation of an offer for sale of any securities in any jurisdiction, including the United States.

Stellar Biotechnologies Company Contact:
Mark A. McPartland
Vice President of Corporate Development and Communications
Telephone: +1 (805) 488-2800 ext. 103
Email: markmcp@stellarbiotech.com
www.stellarbiotech.com